Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William P. Hornby
whornby@centurybank.com

Phone:	781-393-4630

Fax:	781-393-4071

CENTURY BANCORP, INC. ANNOUNCES EARNINGS FOR Q2 2015, UP 5.8%; LOAN GROWTH OF 16%; ASSET GROWTH TO RECORD SIZE OF $3.9 BB; REGULAR DIVIDEND DECLARED

Medford, MA, July 14, 2015—Century Bancorp, Inc. (NASDAQ:CNBKA) (www.centurybank.com) (“the Company”) today announced net income of $10,884,000 for the six months ended June 30, 2015, or $1.95 per Class A share diluted, an increase of 3.4% compared to net income of $10,531,000, or $1.89 per Class A share diluted, for the same period a year ago. Total assets increased 8.0% from $3.6 billion at December 31, 2014 to $3.9 billion at June 30, 2015. For the quarter ended June 30, 2015, net income totaled $5,925,000 or $1.06 per Class A share diluted, an increase of 5.8% compared to net income of $5,599,000, or $1.01 per Class A share diluted, for the same period a year ago.

Net interest income totaled $34.1 million for the six months ended June 30, 2015 compared to $33.3 million for the same period in 2014. The 2.6% increase in net interest income for the period is primarily due to an increase in average earning assets. The net interest margin decreased from 2.23% on a fully taxable equivalent basis in 2014 to 2.16% on the same basis for 2015. This was primarily the result of a decrease in rates on earning assets. The average balances of earning assets increased by 7.2% combined with a similar increase in average deposits. Also, interest expense increased 3.3% as a result of an increase in deposit balances.

The provision for loan losses decreased by $850,000 from $1,050,000 for the six months ended June 30, 2014 to $200,000 for the same period in 2015, primarily as a result changes in portfolio composition. The Company’s effective tax rate decreased from 4.7% in 2014 to 4.0% in 2015 primarily as a result of an increase in tax-exempt income.

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At June 30, 2015, total equity was $204.4 million compared to $192.5 million at December 31, 2014. The Company’s equity increased primarily as a result of earnings and a decrease in other comprehensive loss, net of taxes, offset somewhat by dividends paid. Other comprehensive loss, net of taxes, decreased primarily as a result of a decrease in unrealized losses on securities transferred from available-for-sale to held-to-maturity and amortization of the pension liability. During the third quarter of 2013, $987.0 million of securities available-for-sale with unrealized losses of $25.3 million were transferred to securities held-to-maturity. This was done in response to rising interest rates.

The Company’s leverage ratio stood at 6.58% at June 30, 2015, compared to 6.91% at December 31, 2014. The decrease in the leverage ratio was due to an increase in quarterly average assets, offset somewhat by an increase in stockholders’ equity. Book value as of June 30, 2015 was $36.71 per share compared to $34.57 at December 31, 2014.

The Company’s allowance for loan losses was $22.2 million or 1.44% of loans outstanding at June 30, 2015, compared to $22.3 million or 1.68% of loans outstanding at December 31, 2014 and $21.7 million or 1.65% of loans outstanding at June 30, 2014. The change in the allowance for loan losses was primarily due to changes in portfolio composition. Non-performing assets totaled $4.1 million at June 30, 2015, compared to $4.1 million at December 31, 2014 and $2.8 million at June 30, 2014.

The Company’s Board of Directors voted a regular quarterly dividend of 12.00 cents ($0.12) per share on the Company’s Class A common stock, and 6.00 cents ($0.06) per share on the Company’s Class B common stock. The dividends were declared payable August 17, 2015 to stockholders of record on August 3, 2015.

The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-seven full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.

Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Condition (unaudited)

(in thousands)

	June 30, 2015	December 31, 2014
Assets
Cash and Due From Banks	$60,547	$43,367
Federal Funds Sold and Interest-bearing Deposits In Other Banks	24,522	261,991

Short-term Investments	2,139	2,131

Securities Available-For-Sale (AFS)	440,059	448,390

Securities Held-to-Maturity	1,683,568	1,406,792

Federal Home Loan Bank of Boston stock, at cost	27,748	24,916

Loans:
Commercial & Industrial	291,142	149,732
Municipal	87,241	41,850
Construction & Land Development	26,521	22,744
Commercial Real Estate	713,770	696,272
Residential Real Estate	248,103	257,305
Consumer and Other	10,646	12,188
Home Equity	167,271	151,275

Total Loans	1,544,694	1,331,366
Less: Allowance for Loan Losses	22,245	22,318

Net Loans	1,522,449	1,309,048

Bank Premises and Equipment, net	24,416	24,182
Accrued Interest Receivable	7,281	6,241
Goodwill	2,714	2,714
Other Assets	118,375	94,264

Total Assets	$3,913,818	$3,624,036

Liabilities
Demand Deposits	$512,167	$484,928

Interest Bearing Deposits:
Savings and NOW Deposits	1,054,132	978,619
Money Market Accounts	902,106	890,899
Time Deposits	383,284	383,145

Total Interest Bearing Deposits	2,339,522	2,252,663

Total Deposits	2,851,689	2,737,591

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	283,830	212,360
Other Borrowed Funds	485,500	395,500

Total Borrowed Funds	769,330	607,860

Other Liabilities	52,343	50,002
Subordinated Debentures	36,083	36,083

Total Liabilities	3,709,445	3,431,536
Total Stockholders’ Equity	204,373	192,500

Total Liabilities & Stockholders’ Equity	$3,913,818	$3,624,036

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Income (unaudited)

For the Quarter and Six months ended June 30, 2015 and 2014

(in thousands)

	Quarter ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Interest Income:
Loans	$12,470	$12,611	$24,546	$25,060
Securities Held-to-Maturity	9,371	8,020	17,539	15,800
Securities Available-for-Sale	737	794	1,469	1,614
Federal Funds Sold and Interest-bearing Deposits In Other Banks	97	129	293	211

Total Interest Income	22,675	21,554	43,847	42,685

Interest Expense:
Savings and NOW Deposits	692	660	1,320	1,269
Money Market Accounts	734	669	1,516	1,308
Time Deposits	1,207	1,141	2,363	2,226
Securities Sold Under Agreements to Repurchase	128	93	242	194
Other Borrowed Funds and Subordinated Debentures	2,200	2,237	4,285	4,420

Total Interest Expense	4,961	4,800	9,726	9,417

Net Interest Income	17,714	16,754	34,121	33,268

Provision For Loan Losses	—	450	200	1,050

Net Interest Income After
Provision for Loan Losses	17,714	16,304	33,921	32,218

Other Operating Income
Service Charges on Deposit Accounts	1,934	2,012	3,847	4,046
Lockbox Fees	888	845	1,676	1,622
Net Gain on Sales of Loans	418	81	517	88
Other Income	970	677	1,675	1,329

Total Other Operating Income	4,210	3,615	7,715	7,085

Operating Expenses
Salaries and Employee Benefits	9,480	8,776	18,614	17,651
Occupancy	1,517	1,322	3,122	2,764
Equipment	659	585	1,252	1,157
FDIC Assessment	545	494	1,048	974
Other	3,565	2,912	6,268	5,702

Total Operating Expenses	15,766	14,089	30,304	28,248

Income Before Income Taxes	6,158	5,830	11,332	11,055

Income Tax Expense	233	231	448	524

Net Income	$5,925	$5,599	$10,884	$10,531

Century Bancorp, Inc. and Subsidiaries

Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)

(in thousands)

	June 30, 2015	June 30, 2014
Assets
Cash and Due From Banks	$69,139	$65,048
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	221,727	157,958

Securities Available-For-Sale (AFS)	464,679	495,406
Securities Held-to-Maturity (HTM)	1,637,599	1,507,529

Total Loans	1,363,532	1,277,980
Less: Allowance for Loan Losses	22,482	21,380

Net Loans	1,341,050	1,256,600

Unrealized (Loss) Gain on Securities AFS and HTM Transfers	(15,774)	(22,127)
Bank Premises and Equipment	24,312	23,395
Accrued Interest Receivable	7,262	7,255
Goodwill	2,714	2,714
Other Assets	99,258	86,909

Total Assets	$3,851,966	$3,580,687

Liabilities
Demand Deposits	$500,241	$471,114

Interest Bearing Deposits:
Savings and NOW Deposits	1,142,838	1,113,224
Money Market Accounts	973,696	919,844
Time Deposits	383,832	388,236

Total Interest Bearing Deposits	2,500,366	2,421,304

Total Deposits	3,000,607	2,892,418

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	256,883	219,336
Other Borrowed Funds	309,601	215,939

Total Borrowed Funds	566,484	435,275

Other Liabilities	50,804	34,025
Subordinated Debentures	36,083	36,083

Total Liabilities	3,653,978	3,397,801

Total Stockholders’ Equity	197,988	182,886

Total Liabilities & Stockholders’ Equity	$3,851,966	$3,580,687

Total Average Earning Assets - QTD	$3,738,382	$3,503,801

Total Average Earning Assets - YTD	$3,687,537	$3,438,873

Century Bancorp, Inc. and Subsidiaries

Consolidated Selected Key Financial Information (unaudited)

(in thousands, except share data)

	June 30, 2015	June 30, 2014
Performance Measures:
Earnings per average Class A share, diluted, quarter	$1.06	$1.01
Earnings per average Class A share, diluted, year-to-date	$1.95	$1.89
Return on average assets, year-to-date	0.57%	0.59%
Return on average stockholders’ equity, year-to-date	11.09%	11.61%
Net interest margin (taxable equivalent), quarter	2.19%	2.20%
Net interest margin (taxable equivalent), year-to-date	2.16%	2.23%
Efficiency ratio, year-to-date	64.3%	62.5%
Book value per share	$36.71	$33.88
Tangible book value per share	$36.22	$33.39
Tangible capital / tangible assets	5.16%	5.22%

Common Share Data:
Average Class A shares outstanding, diluted, quarter	5,567,909	5,558,032
Average Class A shares outstanding, diluted, year-to-date	5,567,909	5,558,105

Shares outstanding Class A	3,600,729	3,589,129
Shares outstanding Class B	1,967,180	1,967,580

Total shares outstanding at period end	5,567,909	5,556,709

Asset Quality and Other Data:
Allowance for loan losses / loans	1.44%	1.65%
Nonaccrual loans	$2,186	$2,845
Nonperforming assets	$4,101	$2,845
Loans 90 days past due and still accruing	$—	$614
Accruing troubled debt restructures	$3,024	$5,883
Net (recoveries) charge-offs, year-to-date	$274	$269

Leverage ratio	6.58%*	6.47%
Common equity tier 1 risk weighted capital ratio	10.24%*	n/a
Tier 1 risk weighted capital ratio	11.85%*	13.64%
Total risk weighted capital ratio	12.87%*	14.89%
Total risk weighted assets	$2,174,045 *	$1,733,137

*	computed utilizing recently implemented Basel III regulatory capital framework.